    As filed with the Securities and Exchange Commission on December 27, 1996

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         -----------------------------

                                HNC SOFTWARE INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                  33-0248788
    (State of Incorporation)                       (I.R.S. Employer
                                                  Identification No.)

                           5930 CORNERSTONE COURT WEST
                        SAN DIEGO, CALIFORNIA 92121-3728
                    (Address of Principal Executive Offices)

                           1995 EQUITY INCENTIVE PLAN
   OPTIONS GRANTED BY RETEK DISTRIBUTION CORPORATION ASSUMED BY THE REGISTRANT
                            (Full Title of the Plan)

                         -----------------------------

                                RAYMOND V. THOMAS
                             CHIEF FINANCIAL OFFICER
                                HNC SOFTWARE INC.
                           5930 CORNERSTONE COURT WEST
                        SAN DIEGO, CALIFORNIA 92121-3728
                                 (619) 546-8877
            (Name, Address and Telephone Number of Agent for Service)


                         -----------------------------

                                   Copies to:

                            KENNETH A. LINHARES, ESQ.
                             TYLER R. COZZENS, ESQ.
                               G. CHIN CHAO, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
          TITLE OF SECURITIES             AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
           TO BE REGISTERED                REGISTERED    OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value           1,750,000 (1)           $27.875(2)            $48,781,250.00(2)     $14,782.20(3)
Common Stock, $0.001 par value             155,864 (4)             $8.53(5)             $1,329,846.70           $402.98(3)
===============================================================================================================================

(1) Additional shares available for grant and not yet subject to outstanding stock options as of December 27, 1996 under the 1995 Equity Incentive Plan.

(2) Estimated as of December 23, 1996 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals 1/33 of 1% of the proposed maximum aggregate offering price.

(4) Shares subject to assumed Retek Distribution Corporation options as of December 27, 1996.

(5) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                HNC SOFTWARE INC.
                       REGISTRATION STATEMENT ON FORM S-8

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California. Members of the firm of Fenwick & West LLP own an aggregate of 3,314 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers as well as directors and officers of any other corporation, partnership or other enterprise when they are serving in such capacities at the request of the Registrant to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and








                                    -PAGE 2-
agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);
(iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects the indemnification provided thereunder.

                The Registrant's policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified and held harmless to the fullest possible extent permitted by law, including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other corporation, partnership or other enterprise when they are serving in such capacities at the request of the Registrant. The Registrant is not obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of 16(b) of the Securities Exchange Act of 1934 and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

                The indemnity agreement requires a director or officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise, to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or officer may have under the Certificate of Incorporation, the Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law, or otherwise.

                The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

                The indemnity agreements require the Registrant to maintain director and official liability insurance to the extent readily available. The Registrant currently carries a director and officer insurance policy.



                                    -PAGE 3-

ITEM 8.  EXHIBITS.

         4.01 HNC Software Inc. 1995 Equity Incentive Plan, as amended through December 6, 1996.

         4.02 Form of 1995 Equity Incentive Plan Stock Option Agreement and Stock Option Exercise Agreement.(1)

         4.03 Form of Retek Distribution Corporation Nonqualified Stock Option Agreement.(2)

         4.04 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996.(3)

         4.05     Registrant's Bylaws, as amended.(3)

         4.06     Form of specimen certificate for Registrant's Common Stock.(4)

         5.01     Opinion of Fenwick & West LLP.

         23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02    Consent of Price Waterhouse LLP, Independent Accountants.

         24.01    Power of Attorney (see page 6 ).


------------------------

      (1) Incorporated by reference from Exhibit 10.02 to the Company's Registration Statement on Form S-1 (File No. 33-91932) filed on May 5, 1995, and as subsequently amended.

      (2) Retek Distribution Corporation is a British Virgin Islands corporation that is an international business company formed under the British Virgin Islands' International Business Companies Act, and was acquired by the Registrant on November 29, 1996.

      (3)   Filed as Exhibit 3(i).04 (Restated Certificate of Incorporation) and
            Exhibit 3(ii).05 (Bylaws) with the Company's Report on Form 10-Q for the quarter ended June 30, 1996 as originally filed on August 13, 1996.

      (4) Incorporated by reference from Exhibit 4.01 to the Company's Registration Statement on Form S-1 (File No. 33-91932) filed on May 5, 1995, and as subsequently amended.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the



                                    -PAGE 4-
low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                    -PAGE 5-

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert L. North and Raymond V. Thomas, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 27th day of December, 1996.

                                       HNC SOFTWARE INC.

                                       By: /s/ Raymond V. Thomas
                                          --------------------------------
                                           Raymond V. Thomas
                                           Vice President, Finance and
                                           Administration, Chief Financial
                                           Officer and Secretary

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                          TITLE                                 DATE
       ---------                                          -----                                 ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Robert L. North                         President, Chief Executive Officer                 December 27, 1996
------------------------------------        and a Director
Robert L. North

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

  /s/ Raymond V. Thomas                     Vice President, Finance and Administration         December 27, 1996
------------------------------------        Chief Financial Officer and Secretary
Raymond V. Thomas

ADDITIONAL DIRECTORS:

/s/ Edward K. Chandler                      Director                                           December 27, 1996
------------------------------------
Edward K. Chandler

/s/ Oliver D. Curme                         Director                                           December 27, 1996
------------------------------------
Oliver D. Curme

/s/ Roger L. Evans                          Director                                           December 27, 1996
------------------------------------
Roger L. Evans

/s/ Thomas F. Farb                          Director                                           December 27, 1996
------------------------------------
Thomas F. Farb

/s/ Charles H. Gaylord                      Director                                           December 27, 1996
------------------------------------
Charles H. Gaylord, Jr.




                                    -PAGE 6-

                                  EXHIBIT INDEX


   Exhibit No.                    Description


       4.01 HNC Software Inc. 1995 Equity Incentive Plan, as amended through December 6, 1996.

       4.02 Form of 1995 Equity Incentive Plan Stock Option Agreement and Stock Option Exercise Agreement.(1)

       4.03 Form of Retek Distribution Corporation Nonqualified Stock Option Agreement.(2)

       4.04 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996.(3)

       4.05  Registrant's Bylaws, as amended.(3)

       4.06  Form of specimen certificate for Registrant's Common Stock.(4)

       5.01  Opinion of Fenwick & West LLP.

      23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

      23.02  Consent of Price Waterhouse LLP, Independent Accountants.

      24.01  Power of Attorney (see page 6 ).

----------------------

      (1) Incorporated by reference from Exhibit 10.02 to the Company's Registration Statement on Form S-1 (File No. 33-91932) filed on May 5, 1995, and as subsequently amended.

      (2) Retek Distribution Corporation is a British Virgin Islands corporation that is an international business company formed under the British Virgin Islands' International Business Companies Act, and was acquired by the Registrant on November 29, 1996.

      (3)   Filed as Exhibit 3(i).04 (Restated Certificate of Incorporation) and
            Exhibit 3(ii).05 (Bylaws) with the Company's Report on Form 10-Q for the quarter ended June 30, 1996 as originally filed on August 13, 1996.

      (4) Incorporated by reference from Exhibit 4.01 to the Company's Registration Statement on Form S-1 (File No. 33-91932) filed on May 5, 1995, and as subsequently amended.